                                                                    EXHIBIT 99.1

                                                  Contact:      Sandra Sternberg
                                                             Sitrick and Company
                                                                  (310) 788-2850

        WHX CORP. TO DE-LEVERAGE BALANCE SHEET THROUGH CHAPTER 11 FILING;
       COMPANY FILES PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT WITH
                                   THE COURT

       COMPANY'S SUBSIDIARIES AND THEIR OPERATING UNITS ARE EXCLUDED FROM
                         FILING AND WILL NOT BE AFFECTED

            NEW YORK - MARCH 8, 2005 - WHX Corp. (NYSE: WHX), a holding company that has been structured to invest in and/or manage a diverse group of businesses, said today that it has filed a Plan of Reorganization, Disclosure
Statement and voluntary petition to restructure under Chapter 11 of the
Bankruptcy Code. The Company said that it made the filing in order to reduce its debt, simplify its capital structure, reduce its overall cost of capital, and provide it with better access to capital markets.

            NONE OF WHX'S SUBSIDIARIES, INCLUDING HANDY & HARMAN, WERE INCLUDED
IN THE FILING. ALL OF HANDY & HARMAN'S OPERATING UNITS ARE ANTICIPATED TO
CONTINUE TO CONDUCT BUSINESS IN THE ORDINARY COURSE.

            Neale X. Trangucci, chief executive officer of WHX said, "As a result of discussions with various stakeholders and representatives of a committee representing the preferred stockholders, the Company has developed a plan to recapitalize the Company and address the maturity of the Company's
10-1/2% Senior Notes due April 15, 2005. We believe the recapitalization that would be implemented under the Plan of Reorganization submitted to the Court today will result in a strong, de-leveraged Company with greatly improved potential to capitalize on market opportunities as they arise.

            "The action by WHX does not involve Handy & Harman and its subsidiaries in any way," Mr. Trangucci continued. "There is absolutely no effect on Handy & Harman's ability to meet its obligations to employees, suppliers and service providers, and to meet the needs of its customers without interruption."

            Under the terms of the Plan, which will be voted upon by the
Company's creditors and preferred shareholders and subject to approval by the
Bankruptcy Court, senior note holders and holders of the Company's preferred stock would exchange their respective debt and preferred shares for shares of common stock in the new reorganized company, based on an assumed equity value of approximately $113 million. Existing holders of the Company's common stock would receive no distributions pursuant to the provisions of the Plan. It is currently anticipated that senior note holders will collectively own approximately 85 percent of the new stock upon the Company's emergence from Chapter 11.

            WHX filed its petition, Plan of Reorganization and Disclosure
Statement in U.S. Bankruptcy Court for the Southern District of New York in
Manhattan.

            WHX invites parties seeking additional information to visit the
Company's website at WWW.WHXCORP.COM or call the toll-free WHX Information Line at 866-423-4355.

            This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, and the ability of the Company to undertake or complete a recapitalization, to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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